UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549



                                  FORM 8-K

                                 CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of The
                       Securities Exchange Act of 1934


 August 6, 2007
 Date of Report (Date of earliest event reported):


 HarborView Mortgage Loan Trust 2007-5
 (Exact name of issuing entity as specified in its charter)


 Greenwich Capital Financial Products, Inc.
 (Exact name of sponsor as specified in its charter)


 Greenwich Capital Acceptance, Inc.
 (Exact name of depositor as specified in its charter)


 New York                 333-140279-10                 Pending
 (State or other          (Commission                   (IRS Employer
 jurisdiction              File Number)                 Identification No.)
 of incorporation)




   Wells Fargo Bank, N.A.
   9062 Old Annapolis Road
   Columbia, MD                                                    21045
   (Address of principal executive offices)                        (Zip Code)

   (410) 884-2000
   (Registrant's telephone number, including area code)


   Not Applicable
   (Former name or former address, if changed since last report)


 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


 [ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




    Section 1 - Registrant's Business and Operations

 Item 1.03 - Bankruptcy or Receivership.



On August 6, 2007, American Home Mortgage Servicing, Inc., which is the servicer of the mortgage loans, American Home Mortgage Corp., which is the originator of the mortgage loans, and certain other affiliates
(collectively, the "Debtors") each filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court").
Judge Christopher S. Sontchi is presiding over the Debtors' Chapter 11 bankruptcy cases, which are being jointly administered under Case Number 07-11047. At this time, the Debtors are operating their businesses as "debtors-in-possession" under the jurisdiction of the Bankruptcy Court.




 SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



 HarborView Mortgage Loan Trust 2007-5
 (Issuing Entity)


 By:    Wells Fargo Bank, N.A. as Master Servicer
 By:  /s/  Elisabeth A. Brewster as Vice President
 By:    Elisabeth A. Brewster as Vice President

 Date: August 10, 2007